Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Stock and Annual Incentive Plan of ANGI Homeservices, Inc. of our report dated June 29, 2017, with respect to the combined financial statements of the HomeAdvisor Business included in the Registration Statement (Form S-4 No. 333-219064), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

October 2, 2017